ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Filed in the office of	Document Number 20100541090-72
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/21/2010 3:14 PM
	Entity Number E0346242010-1

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	E-Check Holdings, Inc.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name ☒ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Netta Girard Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 2550 E. Desert Inn Road #224, Las Vegas, Nevada 89121 Street Address, City, Zip Code Mailing Address (if different from street address), City, Nevada, Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 200,000,000 Par value per share: $ .001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Alan Isaac Waserstein Name 6001 NW 153rd Street #110, Miami Lakes, FL 33014 Street Address, City, State, Zip Code 2) Name Street Address, City, State, Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: Any Legal Purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Alan Isaac Waserstein Name X [signature] Incorporator Signature 6001 NW 153rd Street #110, Miami Lakes, FL 33014 Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] 7-1-2010 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity, Date

This form must be accompanied by appropriate fees.

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER

E-Check Holdings, Inc. | E0346242010-1

NAME OF CORPORATION

100101

FOR THE FILING PERIOD OF 2010 TO 2011

YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

Nelia Girard
2550 E. Desert Inn Road #224
Las Vegas, NV 89121

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

Filed in the office of	Document Number 20100707097-63
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/20/2010 6:41 AM Entity Number E0346242010-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: *Read instructions before completing and returning this form.*

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An Officer must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Initial list fee is $125.00. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $20.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

INITIAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE

☐ Pursuant to NRS, this entity is exempt from the business license fee. Exemption code: [ ]

☐ Month and year your State Business License expires: [ ] 20[ ]

☐ This corporation is a publicly traded corporation. The Central Index Key number is: [ ]

☐ This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes
001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)		
Ellen Sue Luckman Gardner	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
6001 N.W. 153rd Street #110	Miami Lakes	FL	33014
NAME	TITLE(S)		
Ellen SueLuckman Gardner	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
6001 N.W. 153rd Street #110	Miami Lakes	FL	
NAME	TITLE(S)		
Ellen Sue Luckman Gardner	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
6001 N.W. 153rd Street #110	Miami Lakes	FL	33014
NAME	TITLE(S)		
Ellen Sue Luckman Gardner	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE
6001 N.W. 153rd Street #110	Miami Lakes	FL	33014

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 12 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature]

Signature of Officer

Title: President

Date: 9-13-2010